Exhibit 10.1
AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AGREEMENT
          This AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is entered as of October 15, 2007 but effective as of August 28, 2007, by and among Layne Christensen Company, a Delaware corporation (Borrower) and LaSalle Bank National Association (LaSalle), as Administrative Agent, and LaSalle and the other lenders a party hereto, as Lenders.
Recitals:
A.	Borrower, Administrative Agent and Lenders are party to that certain Amended and Restated Loan Agreement dated as of September 28, 2005, as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated as of June 16, 2006, and as amended by Amendment No. 2 to Amended and Restated Loan Agreement, dated as of November 20, 2006 (as amended from time to time, the “Loan Agreement”).
B.	Administrative Agent, the Required Lenders and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.
Agreement
          Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and the Required Lenders hereby agree as follows:
1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement, any of the other Loan Documents, and in this Amendment shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.
2. Effectiveness of Agreement. This Amendment shall become effective as of the date first written above, but only if this Amendment has been executed by Borrower, Administrative Agent and the Required Lenders, and only if all of the documents listed on Exhibit A to this Amendment have been delivered and, as applicable, executed, each in form and substance satisfactory to Administrative Agent and the Required Lenders.
3. Authorization. The Required Lenders hereby authorize the Administrative Agent to execute any amendments to any Intercreditor Agreement with the holders of the Term Indebtedness so as to ensure that such Intercreditor Agreements are consistent with the provisions of this Agreement.
4. Amendments.
          4.1. Distributions; Redemptions. Section 13.9 of the Loan Agreement is deleted and replaced with the following:
“13.9. Distributions; Redemptions. Permit or allow, or permit or allow any Covered Person to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other rights in respect of such stock (other than (I) the repurchase of stock or options therefore of Layne Energy issued under the Layne Energy Stock Option Plan due to death, disability or termination of employment, a cashless exercise of any such options, or pursuant to put right in favor of a holder of any options under the Layne Energy Option Plan, (II) the purchase or redemption pursuant to and in accordance with a stock incentive plan, stock option plans or other equity-based compensation plan or arrangement of Borrower for directors, management or employees of Borrower and its Subsidiaries in connection with the net settlement of options in connection with payment therefore, or (III) the delivery to Borrower of shares of Borrower’s common stock or restricted stock units by directors, management and employees of Borrower and its Subsidiaries to cover tax withholding obligations associated with grants of stock options, restricted stock, restricted stock units or other equity-based awards), (c) make any other distribution to shareholders (other than the issuance of stock, or stock options in respect thereof, to directors, officers and employees pursuant to written incentive compensation plans), (d) prepay, purchase or redeem any subordinated Indebtedness or (e) set aside funds for any of the foregoing; provided, however, that (i) any Subsidiary may declare and pay dividends to Borrower or to a wholly-owned Subsidiary, and (ii) so long as there is no Existing Default and no Default or Event of Default is reasonably likely to occur from such payment, Borrower may purchase stock of the Borrower on the open market and re-issue such stock to officers and employees of the Borrower in connection with written incentive compensation plans or other agreements with officers, directors or employees of the Borrower approved by the Board of Directors of the Borrower or any compensation committee thereof and the Borrower may pay dividends to its shareholders and/or repurchase stock of the Borrower, provided that the aggregate amount of all such dividends and repurchases described in this clause (ii) shall not exceed 50% of Borrower’s annual consolidated Net Income in any fiscal year if declared and paid within ninety days following such fiscal year end.
          4.2. Permitted Indebtedness. Section 13.2.3. of the Loan Agreement is deleted and replaced with the following:
“13.2.3. The Term Indebtedness up to $105,000,000 in principal outstanding in the aggregate at any one time if the Intercreditor Agreement remains in effect and if at the time of funding the Term Indebtedness there is no Existing Default and the funding of any Term Indebtedness would not reasonably likely give rise to a Default or Event of Default.”
          4.3. Change of Control. Section 13.10 of the Loan Agreement is deleted and replaced with the following:
“13.10. Change of Control. (A) With respect to (i) Borrower, merge or consolidate with or into another Person, except in connection with a Permitted Acquisition, the Borrower may merge with a Target Company so long as it is the Surviving Company and the core managers of the Borrower prior to the merger or consolidation shall be the core managers of the continuing or surviving entity, (ii) with respect to any other Covered Person (other than Borrower, which is addressed in clause (i)), merge or consolidate with or into another Person except another Covered Person and except in connection with a Permitted Acquisition, a Covered Person (other than Borrower, which is addressed in clause (i)) may merge with a Target Company so long as it is the Surviving Company and either is or becomes a Guarantor; or (B) (i) with respect to Borrower, permit any Person or Group to become the record or beneficial owner, directly or indirectly, on a fully diluted basis, of securities representing 30% or more of the voting power of Borrower’s then outstanding securities having the power to vote or 30% or more of Borrower’s then outstanding capital stock, or to acquire the power to elect a majority of the Board of Directors of Borrower, or (ii) with respect to any Covered Person other than Borrower, permit any Person or Group other than Borrower or another Covered Person to own, directly or indirectly, any capital stock of such Covered Person except, with regards to Covered Persons incorporated or formed under the laws of a jurisdiction outside the United States, director/officer qualifying shares owned by such directors or officers, and except with regards to Layne Energy, common stock issued under the

Layne Energy Stock Option Plan if at all times Layne Energy’s parent entity owns 100% of the preferred stock of Layne Energy and no less than 90% (on a fully diluted basis) of Layne Energy’s common stock.”
          4.4. Subsidiaries. Section 13.19.2 of the Loan Agreement is deleted and replaced with the following, and a new Section 13.19.3 is hereby added to the Loan Agreement as follows:
“13.19.2. Notwithstanding Section 13.19.1, subject to the other terms of this Agreement (although Section 13.7 shall not be applicable to the transactions contemplated by this Section 13.19.2), the Borrower or another Covered Person may sell up to forty percent (40%) in the aggregate of the equity in Layne Energy in one or more series of public offerings or private offerings (which for purposes of this Section 13.19.2, shall include any equity or options therefor issued under the Layne Energy Stock Option Plan) if: (i) no Default or Event of Default has occurred and is continuing at the time of such sale and no Default or Event of Default occurs or is reasonably likely to occur from such sale, (ii) for each of the two fiscal quarters prior to such sale, the ratio in Section 14.3 is less than 2.25:1.00 with such calculation being made as if Layne Energy was not a Subsidiary for such periods and therefore excluded from such calculation; (iii) Layne Energy promptly following formation is a Guarantor and remains a Guarantor, but, following any such initial public offering or private offering, only to the extent of Layne Energy’s Indebtedness to all Covered Persons taken as a whole; and (iv) if Borrower chooses to repay Indebtedness (such choice to be in Borrower’s discretion) with the net proceeds of any such initial public offering or private offering, then Borrower shall repay the Loan Obligations and the Term Indebtedness on a pro rata basis (unless the holders of the Term Indebtedness decline such offer as set forth in the Term Indebtedness Documents, in which case such proceeds shall be used solely to repay the Loan Obligations), provided, however, the first $15,000,000 of any such net proceeds of an initial public offering or private offering (excluding proceeds from any exercise of options issued under the Layne Energy Stock Option Plan) may be used solely to repay the Loan Obligations.
13.19.3. Notwithstanding Section 13.19.1, subject to the other terms of this Agreement (although Section 13.7 shall not be applicable to the transactions contemplated by this Section 13.19.3), if at all times Layne Energy is a Guarantor and remains a Guarantor, Layne Energy may issue up to 10% (on a fully-diluted basis) of the common stock of Layne Energy pursuant to the Layne Energy Stock Option Plan.”
          4.5. Layne Energy and Layne Energy Stock Option Plan. The existing defined term “Layne Energy” on Exhibit 2.1 of the Loan Agreement is deleted and replaced with the following:
     “Layne Energy” means Layne Energy, Inc., a Delaware corporation.”
A new definition and “Layne Energy Stock Option Plan” is hereby added to Exhibit 2.1 of the Loan Agreement as follows:
“Layne Energy Stock Option Plan” means that certain stock option plan, as amended from time to time (including any successor or replacement plan) of Layne Energy, duly adopted by Layne Energy’s board of directors, pursuant to which certain key employees of Layne Energy may, from time to time, receive options for up to 10% in the aggregate, on a fully diluted basis, of Layne Energy’s common stock.”

          4.6. Disclosure Schedule. The Disclosure Schedule attached hereto as Exhibit B amends and restates in its entirety the Disclosure Schedule attached to the Loan Agreement for Section 10.27 of the Disclosure Schedule.
5. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrower’s execution of this Amendment has been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Amendment, (iii) this Amendment, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the Amended and Restated Disclosure Schedule attached hereto as Exhibit B, all of the representations and warranties contained in Section 10 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Amendment, (v) after giving effect to this Amendment, there is no Existing Default, (vi) since September 28, 2005, there has been no change in the financial condition or business operations of Borrower or any other Covered Person which could reasonably be expected to result in a Material Adverse Effect, (vii) there are no proceedings of any kind, pending or threatened against Borrower or any other Covered Person, which could reasonably be expected to result in a Material Adverse Effect, and (viii) there are no Security Interests with respect to the Borrower or its assets, except for Permitted Security Interests.
6. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement, any of the other Loan Documents or any existing Default or Event of Default, nor, except as set forth in Section 4 hereof, be or be construed or deemed to be, an amendment or modification of any provision of the Loan Agreement or the other Loan Documents.
7. Reaffirmation. Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iii) Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents and hereby waives, releases and discharges forever any claims the Borrower may have against Administrative Agent or any Lender arising on or prior to the date hereof.
8. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.
9. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.
10. Counterparts; Facsimile Transmissions. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.
11. Patriot Act Notice. Administrative Agent, each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies each Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56,

signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries, which information includes the name and address of the Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries and other information that will allow Administrative Agent, such Lender or LaSalle, as applicable, to identify the Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries in accordance with the Act.
12. Incorporation By Reference. Administrative Agent, the Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.
13. Statutory Notice — Insurance.
The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:
UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.
14. Statutory Notice — Oral Commitments. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

LAYNE CHRISTENSEN COMPANY, a Delaware corporation

By:	/s/ Jerry W. Fanska

Jerry W. Fanska, Senior Vice President — Finance

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:	/s/ James C. Binz

James C. Binz, Senior Vice President

NATIONAL CITY BANK, as successor by merger to
National City Bank of Indiana, as a Lender

By:	/s/ Tracy J. Venable

Name:	Tracy J. Venable
Title:	SVP

HARRIS	N.A., as a Lender

By:	/s/ David L. Mistic

Name:	David L. Mistic
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Lender

By:	/s/ BL

Name:	Brian E. Lemons
Title:	Vice President

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Roger A. Lumley

Name:	Roger A. Lumley
Title:	Senior Vice President

/s/ Kelley Wilcox
Kelley Wilcox, Senior Vice President

FIRST BANK, as a Lender

By:	/s/ Brenda J. Laux

Name:	Brenda J. Laux
Title:	Executive Vice President

ALLIED	IRISH BANKS, P.L.C., as a Lender

By:	/s/ Norbert Gallilgan

Name:	Norbert Galligan
Title:	Vice President

ALLIED	IRISH BANKS, P.L.C., as a Lender

By:	/s/ Gregory J. Wiske

Name:	Gregory J. Wiske
Title:	Vice President
{end of signatures}

UNCONDITIONAL REAFFIRMATION OF GUARANTY
     This Unconditional Reaffirmation of Guaranty to the Third Amendment to Amended and Restated Loan Agreement (this “Reaffirmation”) is executed by each of the undersigned (individually, and collectively, and jointly and severally, “Guarantor”) and is dated as of October 15, 2007 (this “Reaffirmation”). Each Guarantor acknowledges and consents to all changes, terms and provisions set forth in the foregoing Third Amendment to the Amended and Restated Loan Agreement among the Borrower, Administrative Agent, and the Lenders of even date with this Reaffirmation (the “Third Amendment”) and agrees that all such changes are in the best interests of the Borrower and Guarantor. In consideration of the financial accommodations granted and which may hereafter be granted to the Borrower by Administrative Agent and the Lenders, in consideration of Administrative Agent’s, the Issuing Lender’s and the Lenders’ reliance on each Unlimited Guaranty executed by each Guarantor in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and the other Loan Documents to which Guarantor is a party, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, irrevocably and unconditionally reaffirms each Unlimited Guaranty and the other Loan Documents to which it is a party and its continuing guarantee of the payment and performance of all current and future Loan Obligations. Guarantor agrees that the validity and enforceability of each Unlimited Guaranty and the other Loan Documents to which it is a party is not and shall not be affected in any way or manner by any of the changes, terms and provisions set forth in the Third Amendment.
     Each Guarantor hereby acknowledges and confirms that (i) each Unlimited Guaranty and each other Loan Documents to which it is a party is in full force and effect, (ii) such Guarantor has no defenses to its obligations under each Unlimited Guaranty and the other Loan Documents to which it is a party, and (iii) such Guarantor has no claim against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents, and such Guarantor hereby releases and waives and discharges forever any such claims it may have against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement, each Unlimited Guaranty or the other Loan Documents.
          Each Guarantor hereby represents and warrants to Administrative Agent, the Issuing Lender and each Lender as of the date hereof that (i) this Reaffirmation has been duly authorized by such Guarantor’s governing body, members or shareholders, as the case may be, (ii) no consents are necessary from any third Person for such Guarantor’s execution, delivery or performance of this Reaffirmation which have not been obtained, and (iii) this Reaffirmation and all other Loan Documents to which it is a party constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles.
{remainder of page intentionally left blank signature pages follow}

BOYLES BROS. DRILLING COMPANY, a Utah corporation

CHRISTENSEN BOYLES CORPORATION, a Delaware corporation

INTERNATIONAL DIRECTIONAL SERVICES, LLC, a Delaware limited liability company

LAYNE TEXAS, INCORPORATED, a Delaware corporation

MID-CONTINENT DRILLING COMPANY, a Delaware corporation

SHAWNEE OIL & GAS, L.L.C., a Delaware limited liability company

STAMM-SCHEELE INCORPORATED, a Louisiana corporation

TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation

VIBRATION TECHNOLOGY, INC., a Delaware corporation

LAYNE ENERGY, INC., a Delaware corporation

LAYNE ENERGY CHERRYVALE, LLC, a Delaware limited liability company

LAYNE ENERGY CHERRYVALE PIPELINE, LLC, a Delaware limited liability company

LAYNE ENERGY DAWSON, LLC, a Delaware limited liability company

LAYNE ENERGY DAWSON PIPELINE, LLC, a Delaware limited liability company

WINDSOR RESOURCES, LLC, a Delaware limited liability company, formerly known as Layne Energy Illinois, LLC,

WINDSOR RESOURCES PIPELINE, LLC, a Delaware limited liability company, formerly known as Layne Energy Illinois Pipeline, LLC

LAYNE ENERGY MARKETING, LLC, a Delaware limited liability company

LAYNE ENERGY OPERATING, LLC, a Delaware limited liability company

LAYNE ENERGY OSAGE, LLC, a Delaware limited liability company

LAYNE ENERGY PIPELINE, LLC, a Delaware limited liability company

LAYNE ENERGY PRODUCTION, LLC, a Delaware limited liability company

LAYNE ENERGY RESOURCES, INC., a Delaware corporation

LAYNE ENERGY SYCAMORE, LLC, a Delaware limited liability company

LAYNE ENERGY SYCAMORE PIPELINE, LLC, a Delaware limited liability company

LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company

CHERRYVALE PIPELINE, LLC, a Kansas limited liability company

REYNOLDS, INC., an Indiana corporation

INLINER TECHNOLOGIES, LLC, an Indiana limited liability company

LINER PRODUCTS, LLC, an Indiana limited liability company

REYNOLDS INLINER, LLC, an Indiana limited liability company

REYNOLDS TRANSPORT CO., an Indiana corporation

COLLECTOR WELLS INTERNATIONAL, INC., an Ohio corporation

INTERNATIONAL WATER CONSULTANTS, INC., an Ohio corporation

INLINER AMERICAN, INC., a Delaware corporation formerly known as American Water Services Underground Infrastructure, Inc.

MAG CON, INC., a Louisiana corporation

By:	/s/ Jerry W. Fanska

Name:	Jerry W. Fanska
Title:	Vice President

LAYNE DRILLING PTY LTD, an Australian company

LAYNE CHRISTENSEN AUSTRALIA PTY LTD, an Australian company

STANLEY MINING SERVICES PTY LTD, an Australian company

SMS HOLDINGS PTY LTD, an Australian company

WEST AFRICAN HOLDINGS PTY LTD, an Australian company

WEST AFRICAN DRILLING SERVICES PTY LTD, an Australian company

WEST AFRICAN DRILLING SERVICES (NO. 2) PTY LTD, an Australian company

STANLEY MINING SERVICES (BOTSWANA) PTY LTD., a Botswana, Africa entity, formerly known as Whitfield (Pty) Ltd.

By:	/s/ Jerry W. Fanska

Name:	Jerry W. Fanska
Title:	Director